Exhibit 99.1
Joint Filer Information

Form 3

Designated Filer:	Elevation Partners, L.P.

Other Joint Filers:	Elevation Associates, L.P., Elevation Associates, LLC, Elevation Employee Side Fund, LLC, Elevation Management, LLC, Paul Hewson, Bret Pearlman

Addresses:	The principal business address of each of the joint filers listed above is 2800 San Hill Road, Suite 160, Menlo Park, CA 94025

Date of Event Requiring Statement:	10/24/2007

Issuer Name and Ticker or Trading
Symbol:	Palm, Inc. [PALM]

Signatures:
ELEVATION ASSOCIATES, L.P.

	By:	Elevation Associates, LLC,
as General Partner

	By:	*
Name: Fred Anderson
Title: Manager

ELEVATION ASSOCIATES, LLC

	By:	*
Name: Fred Anderson
Title: Manager

ELEVATION SIDE FUND, LLC

	By:	Elevation Management, LLC,
as Managing Member

	By:	*
Name: Fred Anderson
Title: Manager

ELEVATION MANAGEMENT, LLC

	By:	*
Name: Fred Anderson
Title: Manager

* Paul Hewson

* Bret Pearlman

* /s/ Tracy Hogan
Attorney-in-fact for Reporting Persons
pursuant to Power of Attorney
Date: November 2, 2007